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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this registration statement on Form S-3 to be filed on December 20, 1996 of our report dated September 19, 1996, except as to the Stock Purchase Plans Note to Consolidated Financial Statements the date of which is September 30, 1996, on our audits of the consolidated financial statements of Micron Technology, Inc., as of August 29, 1996 and August 31, 1995, and for each of the three years in the period ended August 29, 1996. We also consent to the reference to our firm under the caption "Experts."

                                          /s/ Coopers & Lybrand L.L.P.

                                          COOPERS & LYBRAND L.L.P.

Boise, Idaho
December 20, 1996